EXHIBIT 4.2




                              $__________________


Unless and until it is exchanged in whole or in part for Notes in definitive registered form, this Note may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.


                                C. R. BARD, INC.

                              ____% Note Due ____


          C. R. BARD, INC., a New Jersey corporation (the "Issuer", which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, at the office or agency of the Issuer maintained therefor, the principal sum of ___________ Dollars on _____________, in the coin or currency of the United States, and to pay interest, semi-annually on ________ and ________ of each year, commencing ________________, on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Note, from the ________ or the ________, as the case may be, next preceding the date to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid or duly provided for on this Note, in which case from ___________, until payment of said principal sum has been made or duly provided for; [provided, that payment of interest may be made at the option of the Issuer by check mailed to the address of the person entitled thereto as such address shall appear on the Security register or by wire transfer as provided in the Indenture]. Notwithstanding the foregoing, if the date hereof is after the __ day of _____ or _____, as the case may be, and before the following ________ or ________, this Note shall bear interest from such ________ or ________; provided, that if the Issuer shall default in the payment of interest due on such ________ or ________, then this Note shall bear interest from the next preceding ________ or ________, to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on this Note, from ________. The interest so payable on any ________ or ________ will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on the ________ or _____, as the case may be, next preceding such ________ or ________, whether or not such day is a Business Day.

          Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture referred to on the reverse hereof.


          IN WITNESS WHEREOF, C. R. BARD, INC. has caused this instrument to be signed manually or by facsimile by its duly authorized officers.



                                        C. R. BARD, INC.


                                        By________________________________

Attest:

________________________

                       CERTIFICATE OF AUTHENTICATION


          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

 Dated:                                 THE CHASE MANHATTAN BANK, N.A.,
                                          as Trustee


                                        By________________________________
                                          Authorized Signatory

                                REVERSE OF NOTE

                               C. R. BARD, INC.

                               ___% Note Due ____

          This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Issuer (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of _____, 1996 (herein called the "Indenture"), duly executed and delivered by the Issuer to The Chase Manhattan Bank, N.A., as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided.

          Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal and, to the extent lawful, on overdue installments of interest at the rate per annum borne by this Note. If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

          In case an Event of Default with respect to the ___% Notes Due ____ shall have occurred and be continuing, the principal hereof and the interest accrued hereon, if any, may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture contains provisions which permit the Issuer and the Trustee, with the written consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time Outstanding of all series affected thereby (voting as one class), to supplement the Indenture or any supplemental indenture or modify the rights of the Holders of the Securities of such series; provided, that no such supplemental indenture shall: (i) extend the final maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or make the principal thereof (including any amount in respect of original issue discount), or interest or premium thereon payable in any coin or currency other than that provided in the Securities or in accordance with the terms thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or impair or affect the right of any Securityholder to institute suit for the payment thereof or, if the Securities provide therefor, any right of repayment at the option of the Securityholder without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities of any series, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of each Security so affected.

          It is also provided in the Indenture that an existing default or Event of Default with respect to the Securities of any series, and its consequences, may be waived in the manner and subject to the conditions set forth in the Indenture, except a default in the payment of principal of or interest on any Security or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Security affected. Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereto.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note in the manner, at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

          The Notes are issuable initially only in registered form without coupons in denominations of $1,000 or any integral multiple thereof and in the manner and subject to the limitations provided in the Indenture.

          [This Note will not be redeemable at the option of the Company prior to maturity.] [This Note is redeemable prior to maturity...] [This Debenture is entitled to the benefits of a mandatory sinking fund as follows...]

          Upon due presentment for registration of transfer of this Note at the office or agency of the Issuer maintained therefor, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

          The Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

          No recourse under or upon any obligation, covenant or agreement contained in the Indenture or any indenture supplemental thereto or in any Note or because of any indebtedness evidenced thereby, shall be had against any incorporator as such, or against any past, present or future stockholder, officer, director or employee, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

          Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

          The laws of the State of New York (without regard to conflicts of laws principles thereof) shall govern this Note.

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

______________________________________

______________________________________________________________________________

______________________________________________________________________________


[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

______________________________________________________________________________
the within Note and all rights thereunder, hereby

______________________________________________________________________________
irrevocably constituting and appointing such person attorney

______________________________________________________________________________
to transfer such Note on the books of the Issuer, with full

______________________________________________________________________________
power of substitution in the premises.


Dated:______________________



NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.


Signature guarantee: ________________________